Exhibit (i)(2)

June 25, 2010

North American Government Bond Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	North American Government Bond Fund, Inc.
Post-Effective Amendment No. 25 File No. 33-53598; ICA No. 811-7292

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 25 to Registration Statement No. 33-53598 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP